Contact:    Barbara B. Lucas
                                        Senior Vice President - Public Affairs
                                        410-716-2980

                                        Mark M. Rothleitner
                                        Vice President - Investor Relations
                                        and Treasurer
                                        410-716-3979

FOR IMMEDIATE RELEASE:  Tuesday, July 17, 2001

Subject:  Black & Decker Reports $.51 Earnings Per Share for Second Quarter of
          2001

Towson, MD - The Black & Decker Corporation (NYSE: BDK) today announced that net earnings for the second quarter of 2001 were $41.7 million, or $.51 per diluted share. The Corporation reported net earnings of $83.0 million, or $.97 per diluted share, for the second quarter last year.

         Sales for the second quarter of 2001 were $1.07 billion, down 5% from the same period last year when the Corporation reported sales of $1.13 billion. Sales declined 2% excluding the effects of currency translation.

         Commenting on the results, Nolan D. Archibald, Chairman and Chief Executive Officer, said, "Economic conditions continued to be unfavorable in the second quarter as consumer demand remained weak in the United States and Europe and retailers, especially in Europe, continued to take inventory-reduction actions. Results for the quarter also were significantly affected by our own inventory-reduction efforts. Inventory at the end of the quarter was $78 million lower than at the end of the previous quarter. We were able to reduce our selling, general and administrative (SG&A) expense by $8 million from last year's second quarter level while investing in a significant new-product launch planned for the second half of this year and absorbing SG&A expenses from three small acquisitions made since June 2000.
                                    (more)

Page Two
         "Sales in the worldwide Power Tools and Accessories segment, excluding foreign currency translation, were flat for the quarter compared to the same period last year. In North American Power Tools, flat sales reflected lower sales of consumer tools and accessories due to weak consumer demand, offset by higher professional tool sales. Sales of our DEWALT(R) 18-volt cordless products, especially the 4-Pack Combo Kit, and our new 10" and 12" miter saws helped to stimulate growth in this division.

         "In Europe, sales declined in the mid-single-digit range as gains in professional tools and accessories were more than offset by lower sales of consumer tools and lawn and garden products. Economic conditions in Europe continued to weaken during the quarter, especially in Germany and the United Kingdom. In addition, inventory-reduction actions by retailers continued to affect sales. Despite the poor economy, professional tools generated solid sales growth at a mid-single-digit rate, and the transition from the Elu(R) brand to DEWALT proceeded ahead of schedule.

         "In the rest of the world, sales in Power Tools and Accessories continued to grow in the double-digit range with strong performance in all regions.

         "Operating profit in Power Tools and Accessories declined in the quarter primarily due to lower gross margins, which reflected pricing actions and production cut-backs to reduce inventory. European margins were negatively affected by competitive pressure from Asian imports and the weak euro currency.

         "Sales in the Hardware and Home Improvement segment were down 9% for the quarter due to weak consumer demand in the United States and continued inventory-reduction actions by some retailers. The sales decline was most pronounced at Kwikset; Price Pfister experienced only a modest sales decline. Operating profit in Hardware and Home Improvement declined significantly due to lower sales and continuing manufacturing inefficiencies including costs associated with the closure of our facility in Anaheim, California.
                                     (more)

Page Three
         "Sales in the Fastening and Assembly Systems segment were flat for the quarter. Lower sales in North America were offset by higher sales in Europe and Asia. Sales to North American industrial customers weakened during the quarter as sales to computer and electronics manufacturers slowed. Sales in the automotive sector worldwide and in the industrial sector outside the United States posted gains. Operating profit declined slightly for the quarter primarily due to sales of lower-margin products. Overall, this segment continues to perform well, maintaining an operating margin in excess of 16%.

         "Inventory declined $78 million from the first quarter of 2001 to $799 million and is now $19 million below the level we carried at the end of the second quarter last year. The reduction in inventory was concentrated in our worldwide Power Tools and Accessories business, where each division posted improvements.

         "Free cash flow was $44 million during the second quarter of 2001 versus $64 million during the same period last year. The decrease primarily reflects lower net earnings partially offset by inventory reduction. Capital spending was down $8 million during the quarter versus last year, and we continue to expect capital expenditures for 2001 to be at least $25 million below the 2000 level.

         "Looking ahead, it appears that the economic environment will remain slow at least through the third quarter. Based on this assumption as well as the effects of lower production levels and continued currency and competitive pressures in Europe, we expect sales in the third quarter to be flat to up slightly excluding foreign exchange and diluted earnings per share to be $.55 to $.65. For the full year, we expect sales excluding foreign exchange to be flat and diluted earnings per share to be $2.70 to $2.85.

         "Inventory will increase during the third quarter as we build product for the fourth quarter, historically our largest selling season. By the end of the year, however, we expect inventory to be at or below $800 million, a significant improvement from the year-end 2000 level. We also continue to expect to convert 70% to 80% of net earnings to free cash flow for the full year.
                                    (more)

Page Four
         "Despite the weak economy, Black & Decker's competitive advantages, including our brands, marketing resources and support for our customers, remain strong. Our world-class new-product development machine is running in high gear. In the second half of the year, we plan to launch more than 30 new DEWALT products and kits and the next-generation Firestorm(R) line of consumer power tools. We will also roll out a major brand and product repositioning at Kwikset. In addition, we have reduced inventory and continue to improve our supply chain and operations through Six Sigma and the optimization of our global manufacturing network. Under difficult market conditions, we are outperforming our competitors in most of our businesses, and we remain convinced that we will emerge from this economic slowdown stronger than ever."

         The Corporation will hold a conference call today at 10:00 a.m. EDT to discuss second-quarter results. Investors can listen to the call by visiting www.bdk.com, the Corporation's home page, and clicking on the icon labeled "Live Webcast." It is recommended that listeners log-in at least ten minutes prior to the beginning of the call to assure timely access. A replay of the conference call will be available on the Corporation's home page through the close of business on July 24, 2001.

         This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker's operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review Black & Decker's reports filed with the Securities and Exchange Commission, including the Current Report on Form 8-K, filed July 17, 2001.

         Black & Decker is a leading global manufacturer and marketer of power
tools  and   accessories,   hardware  and  home  improvement   products,   and
technology-based fastening systems.
                                     * * *

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF EARNINGS (Unaudited)
                 (Dollars in Millions Except Per Share Amounts)


                                                 Three Months Ended
                                           -----------------------------
                                           July 1, 2001    July 2, 2000
                                           ------------    -------------

SALES                                      $    1,070.4    $    1,126.4
   Cost of goods sold                             710.2           699.7
   Selling, general, and
     administrative expenses                      276.0           284.1
                                           ------------    -------------
OPERATING INCOME                                   84.2           142.6
   Interest expense
     (net of interest income)                      22.7            25.4
   Other expense (income)                           1.9            (1.4)
                                           ------------    -------------
EARNINGS BEFORE INCOME TAXES                       59.6           118.6
   Income taxes                                    17.9            35.6
                                           ------------    -------------
NET EARNINGS                               $       41.7    $       83.0
                                           ============    =============



NET EARNINGS PER COMMON SHARE
   - BASIC                                 $        .52    $        .98
                                           ============    =============

Shares Used in Computing Basic
   Earnings Per Share (in Millions)                81.0            84.7
                                           ============    =============



NET EARNINGS PER COMMON SHARE
   - ASSUMING DILUTION                     $        .51    $        .97
                                           ============    =============

Shares Used in Computing Diluted
   Earnings Per Share (in Millions)                81.4            85.3
                                           ============    =============

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF EARNINGS (Unaudited)
                 (Dollars in Millions Except Per Share Amounts)


                                                Six Months Ended
                                           -----------------------------
                                           July 1, 2001    July 2, 2000
                                           ------------    -------------
SALES                                      $    2,049.4    $    2,164.0
   Cost of goods sold                           1,346.6         1,374.3
   Selling, general, and
     administrative expenses                      546.2           555.6
   Gain on sale of business                         -              20.1
                                           ------------    -------------
OPERATING INCOME                                  156.6           254.2
   Interest expense
     (net of interest income)                      45.1            49.2
   Other expense (income)                           4.6            (1.0)
                                           ------------    -------------
EARNINGS BEFORE INCOME TAXES                      106.9           206.0
   Income taxes                                    32.1            62.8
                                           ------------    -------------
NET EARNINGS                               $       74.8    $      143.2
                                           ============    =============



NET EARNINGS PER COMMON SHARE
   - BASIC                                 $        .92    $       1.68
                                           ============    =============

Shares Used in Computing Basic
   Earnings Per Share (in Millions)                81.1            85.4
                                           ============    =============



NET EARNINGS PER COMMON SHARE
   - ASSUMING DILUTION                     $        .92    $       1.66
                                           ============    =============

Shares Used in Computing Diluted
   Earnings Per Share (in Millions)                81.6            86.1
                                           ============    =============

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Millions of Dollars)


                                           July 1, 2001       December 31,
                                             (Unaudited)             2000
                                           -------------      ------------

ASSETS
Cash and cash equivalents                  $      142.9       $     135.0
Trade receivables                                 773.5             783.1
Inventories                                       799.4             844.0
Other current assets                              213.9             199.9
                                           -------------      ------------
       TOTAL CURRENT ASSETS                     1,929.7           1,962.0
                                           -------------      ------------

PROPERTY, PLANT, AND EQUIPMENT                    725.9             748.1
GOODWILL                                          720.6             717.2
OTHER ASSETS                                      707.6             662.4
                                           -------------      ------------
                                           $    4,083.8       $   4,089.7
                                           =============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings                      $      178.3       $     402.9
Current maturities of long-term debt               38.8              47.7
Trade accounts payable                            343.2             367.6
Other accrued liabilities                         653.9             814.1
                                           -------------      ------------
       TOTAL CURRENT LIABILITIES                1,214.2           1,632.3
                                           -------------      ------------

LONG-TERM DEBT                                  1,163.8             798.5
DEFERRED INCOME TAXES                             216.7             221.0
POSTRETIREMENT BENEFITS                           253.8             240.6
OTHER LONG-TERM LIABILITIES                       482.3             479.8
COMMON STOCK UNDER EQUITY FORWARDS                    -              25.1
STOCKHOLDERS' EQUITY                              753.0             692.4
                                           -------------      ------------
                                           $    4,083.8       $   4,089.7
                                           =============      ============

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
          SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS (Unaudited)
                              (Millions of Dollars)


                                    Reportable Business Segments
                          --------------------------------------------------
                                Power     Hardware     Fastening                   Currency        Corporate,
Three Months Ended            Tools &       & Home    & Assembly                Translation      Adjustments,
July 1, 2001              Accessories  Improvement       Systems      Total     Adjustments    & Eliminations    Consolidated
------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated
  customers                  $  773.1       $191.5        $127.6   $1,092.2         $(21.8)             $   -        $1,070.4
Segment profit (loss)
  (for Consolidated,
  operating income)              55.0          8.5          20.6       84.1           (1.5)               1.6            84.2
Depreciation and
  amortization                   22.8          8.8           3.9       35.5           (1.0)               6.6            41.1
Capital expenditures             19.6          8.2           2.9       30.7            (.3)                .2            30.6


Three Months Ended
July 2, 2000
------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated
  customers                  $  775.6       $211.5        $127.5   $1,114.6         $ 11.8              $   -        $1,126.4
Segment profit (loss)
  (for Consolidated,
  operating income)             100.6         27.1          22.1      149.8            1.2               (8.4)          142.6
Depreciation and
  amortization                   21.1          8.9           4.2       34.2             .3                6.6            41.1
Capital expenditures             24.2          7.7           6.1       38.0             .1                 .3            38.4


Six Months Ended
July 1, 2001
------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated
  customers                  $1,429.5       $392.4        $251.1   $2,073.0         $(23.6)             $   -        $2,049.4
Segment profit (loss)
  (for Consolidated,
  operating income)              90.0         25.9          40.1      156.0           (1.7)               2.3           156.6
Depreciation and
  amortization                   46.0         18.7           7.7       72.4           (1.1)              13.1            84.4
Capital expenditures             45.5         17.6           6.2       69.3            (.6)                .7            69.4


Six Months Ended
July 2, 2000
------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated
  customers                  $1,455.5       $412.0        $259.8   $2,127.3         $ 36.7              $   -        $2,164.0
Segment profit (loss)
  (for Consolidated,
  operating income
  before gain on sale
  of business)                  153.8         46.2          44.4      244.4            3.5              (13.8)          234.1
Depreciation and
  amortization                   42.1         18.7           8.1       68.9            1.2               13.3            83.4
Capital expenditures             75.2         14.8          13.0      103.0            1.5                 .5           105.0

     The reconciliation of segment profit to the Corporation's earnings before income taxes for each period, in millions of dollars, is as follows:


                                      Three Months Ended     Six Months Ended
------------------------------------------------------------------------------
                                      July 1,    July 2,     July 1,  July 2,
                                         2001       2000        2001     2000
------------------------------------------------------------------------------

Segment profit for total reportable
  business segments                     $84.1     $149.8      $156.0   $244.4
Items excluded from segment profit:
  Adjustment of budgeted foreign
    exchange rates to actual rates       (1.5)       1.2        (1.7)     3.5
  Depreciation of Corporate property
    and amortization of goodwill         (6.6)      (6.6)      (13.1)   (13.3)
  Adjustment to businesses' post-
    retirement benefit expenses
    booked in consolidation               9.9        8.7        20.9     18.2
  Adjustment to eliminate net
    interest and non-operating
    expenses from results of
    certain operations in Brazil,
    Mexico, Venezuela, and Turkey          .2         .1          .4       .2
  Other adjustments booked in
    consolidation directly related
    to reportable business segments        .6       (5.7)        5.0    (12.7)
Amounts allocated to businesses in
  arriving at segment profit in
  excess of (less than) Corporate
  center operating expenses,
  eliminations, and other amounts
  identified above                       (2.5)      (4.9)      (10.9)    (6.2)
------------------------------------------------------------------------------
Operating income before gain on
  sale of business                       84.2      142.6       156.6    234.1
Gain on sale of business                    -          -           -     20.1
------------------------------------------------------------------------------
  Operating income                       84.2      142.6       156.6    254.2
Interest expense, net of interest
  income                                 22.7       25.4        45.1     49.2
Other expense (income)                    1.9       (1.4)        4.6     (1.0)
------------------------------------------------------------------------------
  Earnings before income taxes          $59.6     $118.6      $106.9   $206.0
==============================================================================

Basis of Presentation:
     The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and professional power tools and accessories, electric cleaning and lighting products, and electric lawn and garden tools, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; for the sale of plumbing products to customers outside the United States and Canada; and for sales of the retained portion of the household products business. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). It also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.
     The Corporation assesses the performance of its reportable business segments based upon a number of factors, including segment profit. In general, segments follow the same accounting policies as those described in Note 1 of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment's operating units located outside the United States, except units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year's budgeted rates of exchange. The amounts included in the preceding segment table under the captions "Reportable Business Segments," and "Corporate, Adjustments, & Eliminations" are reflected at the Corporation's budgeted rates of exchange for 2001. The amounts included in the preceding table under the caption "Currency Translation Adjustments" represent the difference between consolidated amounts determined using the budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.
     Segment profit excludes interest income and expense, non-operating income and expense, goodwill amortization, adjustments to eliminate intercompany profit in inventory, and income tax expense. In addition, segment profit excludes the gain on sale of business. For certain operations located in Brazil, Mexico, Venezuela, and Turkey, segment profit is reduced by net interest expense and non-operating expenses. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses are allocated to each reportable segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of sales by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or non-recurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the Corporation's various segments in a later period.